Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the registration statement of The Japan Fund, Inc. on Form N-1A ("Registration Statement") of our report dated February 22, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Reports to Shareholders of The Japan Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2002